SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 29, 2004
(Date of earliest event reported)

The viaLink Company

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-21729 (Commission File Number)	73-1247666 (I.R.S. Employer Identification Number)

13155 Noel Road, Suite 300, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure
Condensed Consolidated Statements of Operations
Condensed Consolidated Balance Sheets
Signatures

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of synchronization and scan based trading services to the retail supply chain today reported results for the second quarter ended June 30, 2004.

Subscription revenue in the second quarter was $1,222,000, representing a 48% increase over the second quarter of 2003 and a 5% increase over the first quarter of 2004. Total revenue for the quarter was $1,320,000, increasing by 39% over the second quarter 2003 and 10% from the total revenue in the first quarter of 2004.

Total operating expenses in the second quarter were $1.8 million. Operating expenses decreased 9% from the first quarter 2004 and are 39% lower than the operating expenses of $2.9 million in the second quarter of 2003. The loss from operations for the second quarter decreased to less than $475,000. This compares to $2.0 million for the second quarter of 2003 and $760,000 for the first quarter of 2004. The company reported a net loss of $1.5 million and net loss applicable to common stock of $1.8 million, or less than $0.01 per share, which includes $1.0 million of non-cash interest expense on notes payable and $0.3 million in dividends on Series D preferred stock. Cash used in operating activities decreased to less than $275,000 during the second quarter as compared to $1.7 million used in the prior year second quarter and $870,000 in the first quarter of 2004.

“The progress continued in the second quarter with growth in both subscription and implementation revenues. The revenue growth, declining operating expenses and improving working capital resulted in cash used in operations during the quarter decreasing to approximately one-third of the cash used in the previous quarter. The operating results are strong and the financing and merger transactions are equally encouraging for the year to come,” said Brian Carter, CFO of viaLink.

“Our growth came from 29 new service agreements during the quarter”, said Bob Noe; CEO of viaLink. “Most of these contracts came in the form of new customers from the community development efforts of AutoZone, Target and Farm Fresh (SuperValu). These communities continue to fuel the growth of our subscription revenues as they expand their trading relationships using viaLink services.”

“We continue to expand our pipeline of prospects outside CPG/Grocery “, added Noe. “We are both a sponsor and a speaker at the ALEx (Annual Leaders Exchange) event of the Retail Industry Leaders Association being held here in Dallas in September. This forum will provide great visibility to our unique services to the leading companies in these emerging markets. These new markets provide important expansion opportunities for our advanced commerce services.”

Highlights for the second quarter include:

•	Growth of service agreements: The Company had 29 service agreements with new customers or amended services with existing customers during the quarter.

•	Growth of advanced commerce services: The use of viaLink’s sbtLink scan based trading and viaLink Invoicing services continued in the second quarter to be the fastest growing segment of our business. The number of store-supplier connections using the services grew from 110,636 to 130,144 during Q2 of 2004.

•	Definitive Agreement to Merge with Prescient Systems: The combination will align Prescient’s demand planning and consumer products expertise with viaLink’s advanced commerce capabilities and retailer relationships. The combined company will enable its retailers and suppliers to drive visibility directly from the retail point of sale to more accurately predict demand back across the supply chain.

The company’s chief executive officer, Bob Noe, and chief financial officer, Brian Carter, will host an investor conference call today at 4:30 p.m. Eastern Time, to review the company’s results.

The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

The viaLink Company (OTCBB: VLNK) provides standards-compliant advanced Internet-based services to the retail supply chain. We help progressive manufacturers, suppliers, distributors, brokers/agents, and retailers improve the profitability of their trading relationships, increase sales and serve their customers more effectively. For more information about viaLink’s data synchronization, scan based trading, supply chain visibility and EAN Global Registry and publication solutions, call (972) 934-5500 or visit viaLink’s website: www.vialink.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks, uncertainties and other factors that could be deemed forward-looking statement and could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the merger between Prescient and viaLink does not close or that the companies may be required to modify aspects of the transaction or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that Prescient and viaLink are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; lack of market acceptance of the combined suite of products, the introduction of new products or services by competitors that could delay or reduce sales; other risks that are described from time to time in viaLink’s Securities and Exchange Commission reports (including but not limited to viaLink’s annual report on Form 10-KSB for the year ended Dec. 31, 2003, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, viaLink’s results could differ materially from its expectations in these statements. viaLink does not assume any obligation and does not intend to update these forward-looking or other statements contained in this release.

These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

(TABLES FOLLOW)

The viaLink Company
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004
	(UNAUDITED)		(UNAUDITED)
Revenues:
Subscription	$826,614	$1,222,475	$1,578,570	$2,385,356
Implementation	126,416	97,633	214,991	136,516

Total revenues	953,030	1,320,108	1,793,561	2,521,872
Customer operations	1,085,113	816,713	2,069,079	1,675,967
Development	445,988	395,469	983,877	802,949
Selling and marketing	478,410	192,524	1,006,632	394,940
General and administrative	640,507	372,623	1,332,890	682,742
Non-cash stock compensation	112,500	—	112,500	81,250
Depreciation and amortization	150,888	13,630	372,724	114,238

Total operating expenses	2,913,406	1,790,959	5,877,702	3,752,086
Loss from operations	$(1,960,376)	$(470,851)	$(4,084,141)	$(1,230,214)
Interest expense, net	(701,549)	(980,731)	(701,549)	(2,259,303)

Net Loss	$(2,661,925)	$(1,451,582)	$(4,785,690)	$(3,489,517)
Dividends on Preferred Stock:
Warrants and beneficial conversion feature	—	—	(1,260,000)	—
Stated dividends	—	(302,570)	—	(605,140)

Net loss applicable to common stock	$(2,661,925)	$(1,754,152)	$(6,045,690)	$(4,094,657)

Net loss, per common share:
Basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.02)
Net loss applicable to common stock per common share:
Basic and diluted	$(0.02)	$(0.01)	$(0.04)	$(0.02)
Weighted average shares outstanding:
Basic and diluted	177,132,769	191,450,636	172,153,210	187,037,631

The viaLink Company
Condensed Consolidated Balance Sheets
As of June 30, 2004 and December 31, 2003

	June 30,	December 31,
	2004	2003
	(UNAUDITED)
ASSETS
Cash and short-term investments	$418,635	$161,663
Accounts receivable, net	807,723	885,860
Other current assets	156,292	165,831

Total current assets	1,382,650	1,213,354
Other assets, net	338,015	218,309

Total assets	$1,720,665	$1,431,663

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and other current liabilities	$738,477	$849,090
Deferred revenue	38,483	85,079
Notes payable, current net of discount	5,442,035	3,358,349
Capital lease liabilities	88,228	229,549

Total current liabilities	6,307,223	4,522,067
Common Stock	199,251	181,573
Series D Preferred Stock	9,974,850	9,974,850
Additional paid in capital	83,956,736	81,981,051
Accumulated deficit	(98,717,395)	(95,227,878)

Stockholders’ deficit	(4,586,558)	(3,090,404)

Total liabilities and stockholders’ deficit	$1,720,665	$1,431,663

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The viaLink Company
Date: July 29, 2004	By:	/s/ Brian Carter
Brian Carter
Vice President and Chief Financial Officer